Exhibit 99.1

                             Black Hills Power, Inc.
                                625 Ninth Street
                              Rapid City, SD 57701


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                                     May 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Black Hills Power, Inc. has obtained a letter of representation from Arthur Andersen LLP stating that their review our Form 10-Q was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen LLP personnel working on the review and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this review.

                                          Very truly yours,

                                          Black Hills Power, Inc.


                                          /s/ Mark T. Thies

                                          Mark T. Thies
                                          Senior Vice President and
                                            Chief Financial Officer